                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4, as amended, of Post Properties, Inc. of our report dated February 11, 1997 appearing on page 34 of Post Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the headings "Experts" in such Joint Proxy Statement/Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
September 23, 1997
Atlanta, Georgia